Exhibit 1.1

PLAINS ALL AMERICAN PIPELINE, L.P.

PAA FINANCE CORP.

$750,000,000 4.500% Senior Notes due 2026

UNDERWRITING AGREEMENT

November 15, 2016

J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Ladies and Gentlemen:

Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), and PAA Finance Corp., a Delaware corporation (“PAA Finance” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as the representatives (the “Representatives”), $750,000,000 aggregate principal amount of 4.500% Senior Notes due 2026 (the “Notes”). The Notes are to be issued under an indenture dated as of September 25, 2002 (the “Base Indenture”), among the Issuers and U.S. Bank National Association, as successor trustee (the “Trustee”), as amended by the Thirtieth Supplemental Indenture to be dated as of November 22, 2016, among the Issuers and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

PAA GP LLC, a Delaware limited liability company (the “General Partner”), is the general partner of the Partnership. Plains AAP, L.P., a Delaware limited partnership (“Plains AAP”), owns a 100% membership interest in the General Partner. Plains All American GP LLC, a Delaware limited liability company (“GP LLC”), is the general partner of Plains AAP. Plains GP Holdings, L.P., a Delaware limited partnership (“PAGP”), owns a 100% membership interest in GP LLC. PAA GP Holdings LLC, a Delaware limited liability company (“PAGP GP” and, collectively with the General Partner, Plains AAP, GP LLC and PAGP, the “GP Entities”), owns a 100% membership interest in PAGP.

The subsidiaries of the Partnership listed on Schedule III attached hereto are referred to herein as the “Material Subsidiaries,” and the Material Subsidiaries listed on Schedule IV attached hereto are referred to herein as the “Domestic Subsidiaries.”

This is to confirm the agreement among the Issuers and the Underwriters concerning the several purchases of the Notes by the Underwriters.

1.             Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to the Underwriters that:

(a)           Registration. A registration statement on Form S-3 relating to the Notes (File No. 333-207139) (i) has been prepared by the Issuers in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Issuers to the Representatives. As used in this Agreement:

(i)            “Applicable Time” means 2:55 p.m., New York City time, on November 15, 2016, which the Underwriters have informed the Issuers and their counsel is a time prior to the first sale of the Notes;

(ii)           “Base Prospectus” means the base prospectus included in the Registration Statement at the Applicable Time;

(iii)          “Effective Date” means any date as of which any part of such registration statement relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Issuers or used or referred to by the Issuers in connection with the offering of the Notes;

(v)           “Preliminary Prospectus” means any preliminary prospectus relating to the Notes included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus and any preliminary prospectus supplement thereto relating to the Notes;

(vi)          “Pricing Disclosure Package” means, as of the Applicable Time, (A) the most recent Preliminary Prospectus, (B) the Issuer Free Writing Prospectus attached as Schedule II hereto and (C) each other Issuer Free Writing Prospectuses filed or used by the Partnership on or before the Applicable Time identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vii)         “Prospectus” means the final prospectus relating to the Notes, including the Base Prospectus and any prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(viii)        “Registration Statement” means the registration statement on Form S-3 (File No. 333-207139), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, or in the case of the Pricing Disclosure Package, as of the Applicable Time. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. As used herein, the term “Incorporated Documents” means the documents that at the time are incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the Issuers’ knowledge, threatened by the Commission. The Commission has not notified the Issuers of any objection to the use of the form of the Registration Statement.

(b)           Form of Documents. The Registration Statement conformed in all material respects on the Effective Date and on the Delivery Date (as defined herein) will conform, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The Incorporated Documents conformed and will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and the Prospectus conform in all material respects to the requirements applicable to them under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(c)           No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of its most recent Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(d)           No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date and on the Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(e)           No Material Misstatements or Omissions in Documents Incorporated by Reference. The Incorporated Documents, when filed with the Commission, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(g)           No Material Misstatements or Omissions in Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from such

Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(h)           Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Issuers have complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Issuers have not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Issuers have retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Issuers have taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Notes will not be required to be filed pursuant to the Rules and Regulations.

(i)            Well-Known Seasoned Issuer and Not an Ineligible Issuer. Each of the Issuers is a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations). At the earliest time after the initial filing of the Registration Statement that the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Notes, neither of the Issuers was an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(j)            Formation and Qualification of Certain Entities. Each of the Issuers, the GP Entities and the Material Subsidiaries has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company, corporation or unlimited liability company under the laws of its jurisdiction of formation or incorporation with full corporate, partnership, limited liability company or unlimited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects. Each of the Issuers, the GP Entities and the Material Subsidiaries is duly registered or qualified as a foreign corporation, limited partnership, limited liability company or unlimited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction (as set forth on Exhibit A to this Agreement) in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) reasonably be expected to have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership’s direct and indirect majority owned subsidiaries (collectively, the “Subsidiaries”) and the Partnership (collectively, the “Plains Entities”), taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k)           General Partners. Each Plains Entity or GP Entity that serves as a general partner of another Plains Entity or GP Entity has full corporate or limited liability company power and authority, as the case may be, to serve as general partner of such Plains Entity or GP Entity, in each case in all material respects, as disclosed in the Pricing Disclosure Package and the Prospectus.

(l)            Ownership of Interests in the Partnership, the General Partner and Plains AAP. The GP Entities hold the general partner and membership interests described in the Registration Statement; all of such interests have been duly authorized and validly issued in accordance with their respective limited partnership or limited liability company agreement, as applicable, and all the membership interests in the General Partner are fully paid (to the extent required under the Limited Liability Company Agreement of the General Partner (as the same may be amended or restated prior to the Delivery Date, such agreement being referred to herein as the “General Partner LLC Agreement”)) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such general partner and membership interests held by the GP Entities are owned free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except (i) as disclosed in the Pricing Disclosure Package and the Prospectus or (ii) such as would not reasonably be expected to result in a change of control of the Partnership or reasonably be expected to materially adversely affect the ability of the Plains Entities considered as a whole to conduct their businesses as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted.

(m)          Ownership of the Material Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Material Subsidiary (i) have been duly authorized and validly issued (in accordance with the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, bylaws or other similar organizational documents (in each case as in effect on the date hereof and as the same may be amended or restated prior to the Delivery Date) (the “Organizational Documents”) of such Material Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Material Subsidiary) and nonassessable (except (A) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, (B) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable, and (C) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s partnership or limited liability company statute, if any, as applicable) and (ii) are owned, directly or indirectly, by the Partnership, free and clear of all Liens. The Subsidiaries other than the Material Subsidiaries would not have, individually or in the aggregate, accounted for (A) more than 10% of the total assets of the Plains Entities, taken as a whole, as of the most recent fiscal year end or (B) more than 10% of the net income of the Plains Entities, taken as a whole, for the most recent fiscal year.

(n)           No Registration Rights. The offering and sale of the Notes as contemplated by this Agreement do not give rise to any rights for or relating to the registration of any other securities of the Issuers, except such rights as have been waived or satisfied.

(o)           Conformity to Description of Notes. The Notes, when issued and delivered against payment therefor as provided herein and in the Indenture, and the Indenture will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto).

(p)           Authority. Each of the Issuers has all requisite partnership or corporate, as applicable, power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement, its Organizational Documents, the Indenture, the Registration Statement, the Pricing Disclosure Package and the Prospectus. All action required to be taken by each of the Issuers or its partners or stockholder for (i) the due and proper authorization, execution and delivery of this Agreement and the Indenture, (ii) the authorization, issuance, sale and delivery of the Notes and (iii) the consummation of the other transactions contemplated hereby and thereby shall have been duly and validly taken.

(q)           Authorization, Execution and Delivery of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Issuers.

(r)            Enforceability of the Indenture. The execution and delivery of, and the performance by each of the Issuers of their respective obligations under, the Indenture have been duly and validly authorized by each of the Issuers; the Indenture has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery of the Base Indenture and the Supplemental Indenture by the Trustee, when the Supplemental Indenture is executed and delivered by each of the Issuers, will constitute the valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

(s)            Valid Issuance of the Notes. The Notes have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by each of the Issuers and will constitute the valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and entitled to the benefits of the Indenture; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity

(regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

(t)            Authorization, Execution and Enforceability of the Operating Agreements. The partnership agreement or limited liability company agreement, as applicable, of each of the Issuers, the GP Entities and the Material Subsidiaries has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(u)           No Conflicts or Violations. None of (i) the offering, issuance and sale by the Issuers of the Notes, (ii) the execution, delivery and performance of this Agreement by each of the Issuers, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the execution, delivery and performance of the Indenture by each of the Issuers or the consummation of the transactions contemplated thereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of either of the Issuers, any of the GP Entities or any of the Material Subsidiaries, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either of the Issuers, any of the GP Entities or any of the Material Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to either of the Issuers, any of the GP Entities or any of the Material Subsidiaries or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of either of the Issuers, any of the GP Entities or any of the Material Subsidiaries, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Issuers to consummate the transactions contemplated by this Agreement.

(v)           No Consents. No consent, approval, authorization, filing with or order of any court, governmental agency or body having jurisdiction over any of the Plains Entities or any of the GP Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Issuers of the Notes, (ii) the execution, delivery and performance of, or the consummation by each of the Issuers of the transactions contemplated by this Agreement, (iii) the execution, delivery and performance of the Indenture by each of the Issuers or the consummation of the transactions contemplated thereby, except (A) such as have been obtained under the

Securities Act, (B) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Notes in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus and (C) such that the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Issuers to consummate the transactions contemplated by this Agreement.

(w)          No Default. (i) None of the Issuers or the GP Entities or the Material Subsidiaries is in violation of its Organizational Documents in any material respect; (ii) none of the Issuers, the GP Entities or the Material Subsidiaries is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it and (iii) none of the Issuers, the GP Entities or the Material Subsidiaries is in breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or clause (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of either of the Issuers to perform its obligations under this Agreement.

(x)           Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, which has certified the audited financial statements included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), are an independent registered public accounting firm with respect to the GP Entities and the Partnership and its consolidated subsidiaries, as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board.

(y)           Financial Statements. At September 30, 2016, the Partnership had, on an as further adjusted basis as indicated in the Prospectus (and any amendment or supplement thereto), an approximate total capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) and other financial information included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary and selected historical financial information included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived, except as described therein. The pro forma financial statements and other pro forma financial information, if any, included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information, if any, included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Issuers are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus.

(z)           No Material Adverse Change. None of the Plains Entities or the GP Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any Material Adverse Effect, or any development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) any transaction which is material to the Plains Entities or the GP Entities taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (iii) any dividend or distribution of any kind, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement) and other than dividends or distributions from any Subsidiary to another Subsidiary or the Partnership or from a GP Entity to its members or other equity owners in the ordinary course of business, declared, paid or made on the security interests of any of the Plains Entities or the GP Entities, in each case other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(aa)         Required Disclosures and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Issuers, threatened, against any of the Plains Entities or the GP Entities, or to which any of the Plains Entities or the GP Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the

Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Exchange Act.

(bb)         Title to Properties. The Plains Entities, directly or indirectly, have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by them, free and clear of all Liens except (i) as provided in the Third Amended and Restated Credit Agreement dated as of August 19, 2011, as amended (the “Hedged Inventory Facility”), among Plains Marketing, L.P., a Texas limited partnership (“Plains Marketing”), and Plains Midstream Canada ULC, a British Columbia unlimited liability company (“Plains Midstream Canada”), as borrowers, the Partnership, as guarantor, Bank of America, N.A., as administrative agent thereunder and the lenders from time to time party thereto, described in the Pricing Disclosure Package and the Prospectus and (ii) such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and all real property and buildings held under lease by the Plains Entities are held, directly or indirectly, under valid and subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect, as described in the Pricing Disclosure Package and the Prospectus.

(cc)         Permits. Each of the Plains Entities, directly or indirectly, has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such Permits the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of the Plains Entities has received, directly or indirectly, any notice of proceedings relating to the revocation or modification of any such permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus.

(dd)         Rights-of-Way. Each of the Plains Entities, directly or indirectly, has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such rights-of-way the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Plains Entities, directly or indirectly, has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Pricing Disclosure Package and the Prospectus.

(ee)         Investment Company. None of the Plains Entities is now, and after sale of the Notes to be sold by the Issuers hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of the Plains Entities will be, (i) an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), (ii) a “gas utility,” within the meaning of Tex. Util. Code § 121.001 or (iii) a “public utility” or “utility” within the meaning of the Public Utility Regulatory Act of Texas or under similar laws of any state in which any such Plains Entity does business; other than in respect of any Plains Entity that is under the jurisdiction of the California Public Utility Commission.

(ff)          Environmental Compliance. Except as described in the Pricing Disclosure Package and the Prospectus, none of the Plains Entities, directly or indirectly, has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Pricing Disclosure Package and the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would reasonably be expected to have a Material Adverse Effect.

(gg)         No Labor Disputes. No labor dispute with the employees of any of the Plains Entities or the GP Entities exists or, to the knowledge of the Issuers, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(hh)         Insurance. The Partnership maintains or is entitled to the benefits of insurance covering its properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect it and its businesses in a manner consistent with other businesses similarly situated. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Delivery Date, except for such insurance for which the failure to be outstanding and duly in force would not reasonably be expected to have a Material Adverse Effect.

(ii)           No Legal Actions. Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened, to which any of the Plains Entities or the GP Entities is or may be a party or to which the business or property of any of the Plains Entities or the GP Entities is or may be subject, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Plains Entities or the GP Entities is or may be subject, that, in the case of clauses (i) and (ii) above, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or result in the suspension of the offering and issuance of the Notes.

(jj)           Distribution Restrictions. No Subsidiary is currently prohibited, directly or indirectly, from making any distributions to the Partnership or another Subsidiary, from making any other distribution on such Subsidiary’s equity interests, from repaying to the Partnership or its affiliates any loans or advances to such Subsidiary from the Partnership or its affiliates or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary, except (i) as described in or contemplated by the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such Subsidiary’s state of formation and the terms of any such Subsidiary’s Organizational Documents and (iii) where such prohibition would reasonably be expected to have a Material Adverse Effect.

(kk)         No Distribution of Other Offering Materials. None of the Plains Entities or the GP Entities has distributed and, prior to the later to occur of (i) the Delivery Date and (ii) completion of the distribution of the Notes, as the case may be, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, subject to the conditions in Section 1(h) of this Agreement, or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(ll)           Books and Records; Accounting Controls. The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm)      Sarbanes-Oxley Act. The Partnership and, to the knowledge of the Issuers, the directors of PAGP GP and the officers of GP LLC, in their capacities as such, are in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(nn)         Disclosure Controls. The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 of the Rules and Regulations), that (i) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of GP LLC to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the Partnership’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they are established.

(oo)         No Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Partnership’s Annual Report on Form 10-K for the most recent fiscal year end, the Partnership is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.

(pp)         FCPA. None of the Plains Entities or the GP Entities nor, to the knowledge of the Issuers, any director, officer, agent or employee of the Plains Entities or the GP Entities (in their capacity as director, officer, agent or employee) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(qq)         Money Laundering Laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Plains Entities or the GP Entities that involve allegations of money laundering is pending or, to the knowledge of the Issuers, threatened.

(rr)           OFAC. None of the Plains Entities or the GP Entities nor, to the knowledge of the Issuers, any director, officer or employee of the Plains Entities or the GP Entities (in their capacity as director, officer or employee) has received notice that it is subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ss)          XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

The applicable statements made in the certificates described in Sections 7(j) and 7(n) shall be deemed representations and warranties by the Issuers, as to matters covered thereby, to the Underwriters.

2.             Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers the principal amount of Notes set forth opposite such Underwriter’s name on Schedule I hereto at a purchase price of 99.066% of the principal amount thereof, plus accrued interest, if any, from the Delivery Date.

3.             Delivery and Payment. Delivery of and payment for the Notes shall be made at the office of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002 at 9:00 a.m., Houston time, on November 22, 2016, or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Delivery Date”). Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuers to the Representatives against delivery of the Notes to the Underwriters through the facilities of The Depository Trust Company (“DTC”). Concurrently, the Issuers shall deliver to the Trustee, as custodian for DTC, one or more global notes representing the Notes (collectively, the “Global Notes”).

4.             Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

5.             Agreements of the Issuers. Each of the Issuers, jointly and severally, acknowledges and agrees with the Underwriters that:

(a)           Post-Effective Amendments. If, at the Applicable Time, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Notes may commence, the Issuers will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing when such post-effective amendment has become effective.

(b)           Preparation of Prospectus and Registration Statement. The Issuers will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Notes for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole, or of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the

Registration Statement, the Partnership will make every commercially reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(c)           Final Term Sheet and Issuer Free Writing Prospectuses. The Issuers agree (i) to prepare a final term sheet, containing a description of the final terms of the Notes and the offering thereof, in the form approved by the Representatives and attached as Schedule II hereto, and to file such term sheet pursuant to Rule 433 of the Rules and Regulations within the time required by such Rule and (ii) not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(d)           Copies of Registration Statement. The Issuers will furnish to the Underwriters, without charge, (i) one copy of the manually signed copy of the registration statement corresponding to the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”) version filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters or the Underwriters’ counsel may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as the Underwriters may request, and (iv) such number of copies of the exhibits to the Incorporated Documents as the Underwriters may request.

(e)           Filing of Amendment or Supplement. For such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Issuers will not file any amendment to the Registration Statement, supplement to the Prospectus (or any other prospectus relating to the Notes filed pursuant to Rule 424(b) of the Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), or any Preliminary Prospectus or Issuer Free Writing Prospectus of which the Representatives shall not previously have been advised or to which the Representatives shall have reasonably objected in writing after being so advised unless the Issuers shall have determined based upon the advice of counsel that such amendment, supplement or other filing is required by law; and the Issuers will promptly notify the Representatives after they shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

(f)            Copies of Documents to the Underwriters. As soon after the Applicable Time as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Issuers will expeditiously deliver to each Underwriter and each dealer that the Underwriters may specify, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may reasonably request. At any time after nine months after the time of issuance of the Prospectus, upon request and without charge, the Issuers will deliver as many copies of an amended or supplemented Prospectus complying with Section 10(a)(3)

of the Securities Act as the Underwriters may reasonably request, provided that a prospectus is required by the Securities Act to be delivered in connection with sales of the Notes by any Underwriter or dealer. The Issuers consent to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Underwriters and by all dealers to whom Notes may be sold, both in connection with the offering and sale of the Notes and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Issuers or in the opinion of counsel for the Underwriters and the Issuers is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) to comply with the Securities Act or any other law, the Issuers will forthwith prepare and, subject to the provisions of paragraph (e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof; provided that, if any such event necessitating a supplement or amendment to the Prospectus occurs at any time after nine months after the time of issuance of the Prospectus, such supplement or amendment shall be prepared at the Underwriters’ expense. In the event that the Issuers and the Representatives agree that the Prospectus should be amended or supplemented, the Issuers, if requested by the Representatives, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement unless the Issuers shall have determined, based on the advice of counsel, that the issuance of such press release would not be required by law.

(g)           Blue Sky Laws. The Issuers will cooperate with the Representatives and with counsel for the Underwriters in connection with the registration or qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably designate and will file such consents to service of process or other documents reasonably necessary or appropriate in order to effect such registration or qualification; provided that in no event shall any Plains Entity be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject. The Issuers will promptly notify the Representatives of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h)           Reports to Security Holders. In accordance with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations, the Issuers will make generally available to their security holders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of such Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(i)            Copies of Reports. Unless otherwise available on EDGAR, during the period of two years hereafter, the Issuers will furnish or make available to the Underwriters (i) as soon as publicly available, a copy of each report of the Issuers mailed to unitholders or filed with the Commission or the principal national securities exchange or automated quotation system upon which the Notes may be listed, and (ii) from time to time such other information concerning the Issuers as the Underwriters may reasonably request.

(j)            Termination Expenses. If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 9 hereof or Section 10 hereof (except pursuant to the first clause of Section 10(i))) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of either of the Issuers to comply with the terms or fulfill any of the conditions of this Agreement, the Issuers, jointly and severally, agree to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

(k)           Application of Proceeds. The Issuers will apply the net proceeds from the sale of the Notes in accordance with the description set forth under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

(l)            Filing of Prospectus. The Issuers will timely file the Prospectus, and any amendment or supplement thereto, pursuant to Rule 424(b) of the Rules and Regulations and will advise the Underwriters of the time and manner of such filing.

(m)          Stabilization. Except as stated in this Agreement and the Prospectus, neither of the Issuers has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Notes.

(n)           Investment Company. The Issuers will take such steps as shall be necessary to ensure that none of the Plains Entities or the GP Entities shall become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

(o)           Exchange Act Reports. The Issuers, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(p)           Free Writing Prospectuses. The Issuers have complied and will comply with the requirements of Rule 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including appropriate legending and timely filing with the Commission or retention where required. The Issuers represent that they have satisfied and agree that they will satisfy the conditions under Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show. The Issuers agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Issuers will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Issuers by an Underwriter through the Representatives expressly for use therein, which information is specified in Section 12.

(q)           Clear Market. During the period from the date hereof through and including the business day following the Delivery Date, the Issuers will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers and having a tenor of more than one year.

6.             Indemnification and Contribution.

(a)           Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each affiliate of any Underwriter who has participated in the distribution of the Notes as underwriters, each broker-dealer affiliate of any Underwriter and each other affiliate of any Underwriter within the meaning of Rule 405 of the Rules and Regulations, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation), to which they or any of them became subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 12. The foregoing indemnity agreement is in addition to any liability that the Issuers may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)           If any action, suit or proceeding shall be brought against any Underwriter, any director, officer, employee or agent of any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against an Issuer, such Underwriter or such director, officer, employee, agent or controlling person shall promptly notify the Partnership in writing, and the Issuers shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses. The failure to notify the indemnifying party shall not relieve it from liability that it may have to an indemnified party unless the indemnifying party is foreclosed by reason of such delay from asserting a defense otherwise available to it. Such Underwriter or any such director, officer, employee, agent or controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such director, officer, employee, agent or controlling person unless (i) the Issuers have agreed in writing to pay such fees and expenses, (ii) the Issuers have failed to assume the defense and employ counsel within a reasonable period of time in light of the circumstances or (iii) such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Issuers (in which case the Issuers shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party or parties), in any of which events the Issuers shall pay the reasonable fees and expenses of such counsel as such fees and expenses are incurred (it being understood, however, that the Issuers shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding).

(c)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers, GP LLC’s directors and the officers who sign the Registration Statement, and any person who controls either of the Issuers within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, which information is limited to the information set forth in Section 12. If any action, suit or proceeding shall be brought against an Issuer, any of such directors and officers or any such controlling person based on the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Issuers by paragraph (b) above (except that if the Issuers shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Issuers, any of such directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability that the Underwriters may otherwise have.

(d)           If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Issuers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or any affiliate of the Issuers on the one hand, or by the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Notes underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 6 are several and not joint.

(f)            No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(g)           Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the covenants, representations and warranties of the Issuers set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Issuers, GP LLC, PAGP GP or any of their respective directors or officers, or any person controlling the Issuers (ii) acceptance of any Notes and payment therefor in accordance with the terms of this Agreement, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Issuers, GP LLC, PAGP GP or any of their respective directors or officers, or any person controlling the Issuers shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

7.             Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Notes are subject to the following conditions:

(a)           All filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made. All material required to be filed by the Issuers pursuant to Rule 433(d) of the Rules and Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Rules and Regulations. No stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Issuers or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

(b)           Subsequent to the Applicable Time, there shall not have occurred (i) any change, or any development involving a prospective change, that would reasonably be expected to have a Material Adverse Effect, not contemplated by the Prospectus, which in the Representatives’ opinion, would materially adversely affect the market for the Notes, or (ii) any event or development relating to or involving any of the Plains Entities or any executive officer or director of any of such entities that makes any statement made in the Prospectus untrue or which, in the opinion of the Issuers and their counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the Representatives’ opinion, materially adversely affect the market for the Notes.

(c)           The Representatives shall have received an opinion of Vinson & Elkins L.L.P., counsel for the Issuers, dated the Delivery Date and addressed to the Underwriters, to the effect that:

(i)            Each of the Issuers, the GP Entities and the Domestic Subsidiaries is validly existing in good standing as a limited partnership, limited liability company or corporation under the laws of its jurisdiction of formation or incorporation with full corporate, limited partnership or limited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects.

(ii)           Each Domestic Subsidiary or GP Entity that serves as a general partner of another Domestic Subsidiary or GP Entity has full limited liability company power and authority to serve as general partner of such Domestic Subsidiary or GP Entity, in each case in all material respects.

(iii)          The GP Entities hold the general partner and membership interests described in the Registration Statement; all of such interests have been duly authorized and validly issued in accordance with their respective limited partnership or limited liability company agreement, as applicable, and all the membership interests in the General Partner are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(iv)          All of the outstanding membership or limited partner interests (other than general partner interests) of each Domestic Subsidiary (A) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Domestic Subsidiary), are fully paid (to the extent required under the Organizational Documents of such Domestic Subsidiary) and nonassessable (except (1) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable and (2) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable) and (B) are owned, directly or indirectly, by the Partnership, free and clear of all Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of membership or limited partner interests of a Domestic Subsidiary owned directly by one or more other Domestic Subsidiary, naming any such other Domestic Subsidiary as debtor(s), is on file in the office of the Secretary of State of the States of Delaware or Texas or (2) otherwise known to such counsel, without independent investigation, other than those created by or arising under the limited liability company or partnership laws of the jurisdiction of formation of the respective Domestic Subsidiary, as the case may be.

(v)           All outstanding general partner interests in each Domestic Subsidiary that is a partnership have been duly authorized and validly issued in accordance with the Organizational Documents of such Domestic Subsidiary and are owned, directly or indirectly, by the Partnership, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of general partner interests of a Domestic Subsidiary owned directly by one or more other Domestic Subsidiary, naming any such other Domestic Subsidiary as debtor(s), is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the partnership laws of the jurisdiction of formation of the respective Domestic Subsidiary, as the case may be.

(vi)          Each of the Issuers has the requisite partnership or corporate, as applicable, power and authority to issue, sell and deliver the Notes, in accordance with and upon the terms and conditions set forth in this Agreement, its Organizational Documents, the Indenture, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(vii)         To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Notes or other securities of the Issuers, except such rights as have been waived or satisfied.

(viii)        The Indenture has been duly qualified under the Trust Indenture Act.

(ix)          This Agreement has been duly authorized, executed and delivered by each of the Issuers.

(x)           The Base Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by each of the Issuers, and (assuming the due authorization, execution and delivery thereof by the Trustee) the Indenture is a valid and legally binding agreement of such Issuers, enforceable against each of them in accordance with its terms; provided that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xi)          The global certificates representing the Notes are substantially in the form contemplated by the Indenture, the Notes have been duly and validly authorized and, when each such certificate is executed and authenticated in accordance with the provisions of the Indenture and the Notes and delivered to and paid for by the Underwriters under this Agreement, the Notes will constitute legal, valid, binding and enforceable obligations of the Issuers entitled to the benefits of the Indenture; provided that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xii)         The partnership agreement or limited liability company agreement, as applicable, of each of the Partnership, the Domestic Subsidiaries and the GP Entities has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xiii)        None of (A) the offering, issuance and sale by the Issuers of the Notes, (B) the execution, delivery and performance of this Agreement by the Issuers, (C) the consummation of the transactions contemplated by this Agreement, (D) the execution and delivery of the Base Indenture and the Supplemental Indenture and the performance of the Indenture by the Issuers or the consummation of the transactions contemplated thereby (1) constitutes or will constitute a violation of the Organizational Documents of any of the Issuers, the Domestic Subsidiaries or the GP Entities, (2) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event) any document or agreement filed as an exhibit to the Registration Statement or any Incorporated Document (excluding, for this purpose, (i) the Hedged Inventory Facility, (ii) the Credit Agreement dated as of August 19, 2011, as amended, among the Partnership, certain subsidiaries of the Partnership from time to time party thereto and Bank of America, N.A., as administrative agent, and the other lenders party thereto (the “PAA Facility”) and(iii) the 364-Day Credit Agreement dated January 16, 2015, as amended (the “364-Day Facility”), among the Partnership, the lenders party thereto and Bank of America, N.A., as administrative agent), (3) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or federal law, or (4) results or will result in the creation or imposition of any Lien upon any property or assets of either of the Issuers, the Domestic Subsidiaries or the GP Entities which conflicts, breaches, violations or defaults in the case of clauses (2), (3) or (4) would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Issuers to consummate the transactions contemplated by this Agreement, it being understood that such counsel need not express an opinion in clause (3) of this paragraph (xiii) with respect to any securities or other anti-fraud law.

(xiv)        No consent, approval, authorization, filing with or order of any federal, Delaware or Texas court, governmental agency or body having jurisdiction over the Issuers, the GP Entities, the Domestic Subsidiaries or any of their respective properties is required in connection with (A) the offering, issuance and sale by the Issuers of the Notes, (B) the execution, delivery and performance of this Agreement by the Issuers and the consummation of the transactions contemplated by this Agreement, or (C) the execution and delivery of the Base Indenture and the Supplemental Indenture and the performance of the Indenture by the Issuers or the consummation of the transactions contemplated thereby, except (1) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriters of the Notes in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus (as to which such counsel need not express any opinion), (2) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Issuers to consummate the transactions contemplated by this Agreement and (3) such other that have been obtained or taken and are in full force and effect.

(xv)         The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences” in relation to the Notes in each of the Pricing Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein; and the Indenture and the Notes conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xvi)        The Registration Statement became effective under the Securities Act upon its filing on September 25, 2015; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations or the free writing prospectus pursuant to Rule 433 of the Rules and Regulations has been made in the manner and within the time period required by such Rule.

(xvii)       The Registration Statement, the Pricing Disclosure Package and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

(xviii)      The Issuers are not, and after sale of the Notes to be sold by the Issuers hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” neither of the Issuers will be, an “investment company” within the meaning of the Investment Company Act, and the rules and regulations of the Commission thereunder.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of GP LLC, PAGP GP and the Issuers, representatives of the independent public accountants of GP LLC, PAGP GP and the Partnership and the Underwriters’ representatives and counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in opinion (xv) above), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that:

(A)          the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B)          the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C)          the Prospectus, as of its date and as of the Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of GP LLC, PAGP GP and the Issuers, to the extent they deem appropriate, and information obtained from public officials or public records, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws of the United States, the

Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas and the laws of the State of New York and (D) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) foreign, state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Plains Entities may be subject.

(d)           The Representatives shall have received an opinion of Norton Rose Fulbright US LLP, special counsel for the Issuers, dated the Delivery Date and addressed to the Underwriters, to the effect that none of the offering, issuance or sale by the Issuers of the Notes, the execution, delivery and performance of this Agreement by the Issuers, the consummation of the transactions contemplated hereby, the execution, delivery and performance of the Indenture by the Issuers or the consummation of the transactions contemplated thereby, results in a breach of, or constitutes a default under (or an event which, with notice or lapse of time or both, would constitute such an event) the provisions of any Credit Facility (as defined in Annex A to such opinion).

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of GP LLC, PAGP GP and the Issuers, to the extent they deem proper, and upon information obtained from public officials or public records, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (C) state that such opinions are limited to the laws of the State of Texas, exclusive of conflict of law principles, excepting in the foregoing instance, municipal, local and county ordinances, laws, rules and regulations.

In rendering such opinion, such counsel shall state that such opinion letter may be relied upon only by the Underwriters in connection with the transactions contemplated by this Agreement and no other use or distribution of such opinion letter may be made without such counsel’s prior written consent.

(e)           The Representatives shall have received an opinion of the general counsel for GP LLC dated the Delivery Date and addressed to the Underwriters, to the effect that:

(i)            None of (A) the offering, issuance and sale by the Issuers of the Notes, (B) the execution, delivery and performance by the Issuers of this Agreement, (C) the consummation of the transactions contemplated by this Agreement or (D) the execution, delivery and performance of the Indenture by the Issuers or the consummation of the transactions contemplated thereby (1) constitutes or will constitute a breach or violation of, a change of control or a default (or an event which, with notice or lapse of time or both, would constitute such an event) under any bond, debenture, note or any other evidence of indebtedness, indenture or any other material agreement or instrument known to such counsel to which any of the Issuers, GP Entities or Material Subsidiaries is a party or by which any one of them may be bound (excluding, for this purpose, any document or agreement filed as an exhibit to the Registration Statement or an Incorporated Document or (a) the Hedged Inventory Facility, (b) the PAA Facility and (c) the 364-Day Facility) or (2) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body directed to either of the Issuers, the GP Entities or the Material Subsidiaries or any of their respective properties in a proceeding to which any of them is a party, which would, in the case of either (1) or (2), reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Issuers to consummate the transactions contemplated by this Agreement.

(ii)           To the knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which either of the Issuers or any of the Subsidiaries is a party or to which any of their respective properties is subject that is required to be disclosed in the Pricing Disclosure Package or the Prospectus and is not so disclosed.

(iii)          To the knowledge of such counsel, there are no agreements, contracts or other documents to which either of the Issuers or any of the Subsidiaries is a party or are bound that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement or to the Incorporated Documents that are not described or filed as required.

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of GP LLC, PAGP GP and the Issuers, representatives of the independent public accountants of GP LLC, PAGP GP and the Partnership and the Underwriters’ representatives and counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that lead him to believe that:

(A)          the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B)          the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C)          the Prospectus, as of its date and as of the Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial or statistical information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may rely in respect of matters of fact upon (A) information obtained from public officials or public records and (B) to the extent such counsel deems appropriate, certificates of officers and employees of GP LLC, PAGP GP and the Issuers. Further, such counsel may (A) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (B) state that such opinions are limited to federal laws and the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas and (C) state that he expresses no opinion with respect to (x) either federal or state securities laws in the opinion referenced in Section 7(e)(i)(D)(2) above or (y) foreign, state or local taxes or tax statutes.

(f)            The Representatives shall have received an opinion of internal Canadian counsel for the Partnership, dated the Delivery Date and addressed to the Underwriters, to the effect that:

(i)            Plains Midstream Canada has been duly amalgamated and is validly existing as an unlimited liability company under the laws of British Columbia, with all necessary corporate power and authority to own or lease its properties, in all material respects as described in the Pricing Disclosure Package and the Prospectus, and to conduct its business as currently conducted and as proposed in the Pricing Disclosure Package and the Prospectus to be conducted. Plains Midstream Canada is duly registered extraprovincially for the transaction of business under the laws of the provinces of Alberta, Manitoba, New Brunswick, Nova Scotia, Ontario, Quebec and Saskatchewan.

(ii)           Plains Midstream Canada is the registered holder of 100% of the issued and outstanding capital stock of Aurora Pipeline Company Ltd., a corporation incorporated under the laws of Canada (“Aurora”); such share capital has been duly authorized and validly issued in accordance with the Aurora Articles of Continuance, as fully paid and nonassessable shares (except as such nonassessability may be affected by the laws of the Province of Alberta).

(iii)          Plains Marketing, L.P. is the registered holder of 100% of the issued and outstanding preferred shares of Plains Midstream Canada, and Plains Midstream Luxembourg, S.a.r.l. is the registered holder of 100% of the issued and outstanding common shares of Plains Midstream Canada; such share capital has been duly authorized and validly issued in accordance with the Articles of Amalgamation of Plains Midstream Canada, as fully paid and nonassessable shares (except as such nonassessability may be affected by the laws of the Province of British Columbia).

(iv)          No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the federal government of Canada or the Province of Alberta or the Province of British Columbia is required for the offering, issuance and sale by the Issuers of the Notes or the execution, delivery and performance of the Indenture by the Issuers.

(v)           None of the offering, issuance and sale by the Issuers of the Notes, the execution, delivery and performance of this Agreement by the Issuers or the consummation of the transactions contemplated hereby, the execution, delivery and performance of the Indenture by the Issuers or the consummation of the transactions contemplated thereby constitutes or will constitute a violation of the certificate or Articles of Amalgamation, bylaws or other organizational documents of Plains Midstream Canada, or any statute, law or regulation of Canada or the Province of Alberta, the Province of British Columbia or, to the knowledge of such counsel, any order, judgment, decree or injunction of any court or governmental agency or body of Canada or the Province of Alberta or the Province of British Columbia directed to Plains Midstream Canada or its properties in a proceeding to which Plains Midstream Canada or its property is a party.

(vi)          To the knowledge of such counsel, Plains Midstream Canada has such Permits issued by the appropriate federal, provincial or regulatory authorities as are necessary to own or lease its properties and to conduct its business as currently conducted and as proposed in the Pricing Disclosure Package and the Prospectus to be conducted, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus, and except for such Permits which, if not obtained would not reasonably be expected to, individually or in the aggregate, materially adversely affect the operations conducted by Plains Midstream Canada.

In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. is thereby authorized to rely upon such opinion letter in connection with the transactions contemplated by this Agreement as if such opinion letter were addressed and delivered to them on the date thereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the transactions contemplated by this Agreement and no other use or distribution of such opinion letter may be made without such counsel’s prior written consent.

(g)           The Representatives shall have received an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the Delivery Date and addressed to the Underwriters, with respect to the offering, issuance and sale by the Issuers of the Notes, the Indenture, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any amendment or supplement thereto) and other related matters the Underwriters may reasonably require.

(h)           At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants, a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letter” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the cut-off date for the procedures performed by such accountants and described in such letter shall be a date not more than five days prior to the date of such letter.

(i)            On the Delivery Date, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Delivery Date, to the effect that it reaffirms the statements made in the letter furnished pursuant to paragraph (h) of this Section 7, except that the date referred to in the proviso in Section 7(h) hereof shall be a date not more than three business days prior to the Delivery Date.

(j)            The Partnership shall have furnished to the Representatives at the Delivery Date a certificate of the Partnership, signed on behalf of the Partnership by the President or any Vice President and the Chief Financial Officer of GP LLC, dated the Delivery Date, to the effect that the signers of such certificate have examined the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i)            the representations and warranties of the Partnership in this Agreement are true and correct on and as of the Delivery Date with the same effect as if made on the Delivery Date and the Partnership has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Delivery Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii)          (A) the Registration Statement, as of the Effective Date, (B) the Prospectus, as of its date and on the Delivery Date, and (C) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statement therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(k)           PAA Finance shall have furnished to the Representatives at the Delivery Date a certificate of PAA Finance, signed on behalf of PAA Finance by the President or any Vice President of PAA Finance, dated the Delivery Date, to the effect that the signers of such certificate have examined the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto, and this Agreement and that the representations and warranties of PAA Finance contained in this Agreement are true and correct on and as of the Delivery Date with the same effect as if made on the Delivery Date and PAA Finance has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Delivery Date.

(l)            At the Delivery Date, the Notes shall be rated at least “Baa3” by Moody’s Investors Service, Inc. (“Moody’s”) and “BBB-” by S&P Global Ratings, a division of S&P Global, Inc. (“S&P”) and the Issuers shall have delivered to the Underwriters a letter dated near the Delivery Date, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to (i) the Notes below “Baa3” by Moody’s and “BBB-” by S&P or (ii) the Issuers’ other debt securities by any “nationally recognized statistical rating agency,” as that term is defined under Section 3(a)(62) under the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Notes or either of the Issuers’ other debt securities.

(m)          The Issuers and the Trustee shall have executed and delivered the Supplemental Indenture, and the Issuers shall have executed and delivered the Global Notes.

(n)           At the time of the execution of this Agreement, the Representatives shall have received from the Partnership a certificate substantially in the form of Exhibit B hereto and signed by the Chief Financial Officer of the General Partner.

All such opinions, certificates, letters and other documents referred to in this Section 7 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Issuers shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Delivery Date by the Underwriters. Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.

8.             Expenses. The Issuers agree to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Incorporated Documents and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) any applicable listing or other similar fees; (vi) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) any filing fees in connection with any filings required to be made with FINRA; (viii) the transportation and other expenses incurred by or on behalf of officers and employees of GP LLC, PAGP GP or the Issuers in connection with presentations to prospective purchasers of the Notes; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers; (x) any fees charged by rating agencies for rating the Notes; and (xi) the fees and expenses of the Trustee and paying agent (including related fees and expenses of any counsel for such parties).

It is understood, however, that except as otherwise provided in this Section 8 or Section 5(i) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Notes by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Notes.

9.             Default by an Underwriter. If any one or more of the Underwriters shall fail or refuse to purchase Notes that it or they are obligated to purchase hereunder on the Delivery Date, and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate principal amount of the Notes that the Underwriters are obligated to purchase on the Delivery Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the principal amount of Notes set forth opposite its name in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representatives may specify in accordance with the Agreement Among Underwriters of J.P. Morgan Securities LLC to purchase the Notes that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Notes that it or they are obligated to purchase on the Delivery Date and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes that the Underwriters are obligated to purchase on the Delivery Date and arrangements satisfactory to the Representatives and the Issuers for the purchase of such Notes by one or more non-defaulting Underwriters or other party or parties approved by the Representatives and the Issuers are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any party hereto (other than any defaulting Underwriter). In any such case that does not result in termination of this Agreement, either the Representatives or the Issuers shall have the right to postpone the Delivery Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with the Representatives’ approval and the approval of the Issuers, purchases Notes that a defaulting Underwriter is obligated, but fails or refuses, to purchase.

Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

10.          Termination of Agreement. This Agreement shall be subject to termination in the Representatives’ absolute discretion, without liability on the part of any Underwriter to any Issuer, by notice to the Issuers prior to delivery of and payment for the Notes, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the New York Stock Exchange, the NYSE MKT LLC or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established; (ii) a banking moratorium shall have been declared either by federal or New York or Texas state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to Euroclear SA/NV and Clearstream Banking, société anonyme, shall have occurred; or (iii) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism, declaration by the United States of a national emergency or war or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus (exclusive of any amendment or supplement thereto). Notice of such termination may be given to the Issuers by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

11.          Notice; Successors. Except as otherwise provided in Sections 5, 9 and 10 hereof, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 646-291-1469); c/o BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Syndicate Desk, (email: new.york.syndicate@us.bnpparibas.com); c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Attention: High Grade Transaction Management/Legal, (Fax: 646 855-5958); and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention:

Transaction Management (fax: 704-410-0326); with a copy (which shall not constitute notice) to Baker Botts L.L.P., 910 Louisiana St., Houston, Texas 77002, Attention: Joshua Davidson; or, if sent to either of the Issuers, will be mailed, delivered or telefaxed to it at 333 Clay St., Suite 1600, Houston, Texas 77002, Attention: General Counsel (fax: (713) 646-4313).

This Agreement has been and is made solely for the benefit of the several Underwriters and their directors, officers, employees, agents and other controlling persons referred to in Section 6 hereof and the Issuers and GP LLC’s directors and officers who sign the Registration Statement, and other controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Notes in his status as such purchaser.

12.          Information Furnished by the Underwriters. The Issuers acknowledge that the following statements set forth in the most recent Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters through the Representatives as such information is referred to in Sections 1(c), 1(d), 1(f), 1(g), 5(p), 6(a) and 6(c) hereof: (A) the names of the Underwriters, (B) the table under the first paragraph under the heading “Underwriting,” (C) the first paragraph under the heading “Underwriting — Underwriting Discounts” related to concessions and (D) the first paragraph and the first two sentences of the second paragraph under the heading “Underwriting — Stabilization and Short Positions.”

13.          Research Analyst Independence. The Issuers acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Issuers and/or the offering that differ from the views of their respective investment banking divisions. The Issuers hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuers by such Underwriters’ investment banking divisions. The Issuers acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Underwriters, or any of them, with respect to the subject matter hereof.

15.          Headings. The Section headings used herein are for convenience only and shall not affect the construction hereof.

16.          Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

17.          No Fiduciary Duty. The Issuers acknowledge and agree that in connection with this offering and sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Issuers and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either of the Issuers, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Issuers, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Issuers shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Issuers. The Issuers hereby waive any claims that they may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

18.          Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. This Agreement may be signed in various counterparts that together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

[Signature Pages Follow]

Please confirm that the foregoing correctly sets forth the agreement among the Issuers and the Underwriters.

Very truly yours,

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC
its General Partner

By:	PLAINS AAP, L.P.
its Sole Member

By:	PLAINS ALL AMERICAN GP LLC
its General Partner

By:	/s/ Sharon Spurlin
Name:	Sharon Spurlin
Title:	Vice President and Treasurer

PAA FINANCE CORP.

By:	/s/ Sharon Spurlin
Name:	Sharon Spurlin
Title:	Vice President and Treasurer

PAA Signature Page to Underwriting Agreement

The foregoing Agreement is hereby

confirmed and accepted by the Underwriters

as of the date first above written.

J.P. Morgan Securities LLC

BNP Paribas Securities Corp.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

By: J.P. Morgan Securities LLC		By: BNP Paribas Securities Corp.

By:	/s/ Maria Sramek	By:	/s/ B. Campbell Andersen
Name:	Maria Sramek	Name:	B. Campbell Andersen
Title:	Executive Director	Title:	Managing Director

By: Merrill Lynch, Pierce, Fenner & Smith		By: Wells Fargo Securities, LLC
Incorporated

By:	/s/ Kevin Wehler	By:	/s/ Carolyn Hurley
Name:	Kevin Wehler	Name:	Carolyn Hurley
Title:	Managing Director	Title:	Director

Underwriters’ Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Principal Amount of Notes to be Purchased
J.P. Morgan Securities LLC	$108,750,000
BNP Paribas Securities Corp.	108,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	108,750,000
Wells Fargo Securities, LLC	108,750,000
BBVA Securities Inc.	67,500,000
DNB Markets, Inc.	67,500,000
SMBC Nikko Securities America, Inc.	67,500,000
CIBC World Markets Corp.	18,750,000
Fifth Third Securities, Inc.	18,750,000
ING Financial Markets LLC	18,750,000
PNC Capital Markets LLC	18,750,000
Regions Securities LLC	18,750,000
U.S. Bancorp Investments, Inc.	18,750,000
Total	$750,000,000

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SCHEDULE II

Filed Pursuant to Rule 433

Registration No. 333-207139

November 15, 2016

Final Term Sheet
$750,000,000 4.500% Senior Notes due 2026

Issuers:	Plains All American Pipeline, L.P. and PAA Finance Corp.

Ratings (Moody’s / S&P / Fitch):*	[Ratings Intentionally Omitted]

Security Type:	Senior Unsecured Notes

Legal Format:	SEC Registered

Pricing Date:	November 15, 2016

Settlement Date (T+5):	November 22, 2016

Maturity Date:	December 15, 2026

Principal Amount:	$750,000,000

Benchmark Treasury:	UST 2.00% due November 15, 2026

Benchmark Treasury Yield:	2.235%

Spread to Benchmark Treasury:	+230 bps

Yield to Maturity:	4.535%

Coupon:	4.500%

Public Offering Price:	99.716%

Net Proceeds (after deducting the underwriting discount and estimated offering expenses) to the Partnership:	$741.3 million

Make-Whole Call:	T+ 35 bps

Call at Par:	On or after September 15, 2026

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Interest Payment Dates:	June 15 and December 15, beginning on June 15, 2017

CUSIP / ISIN:	72650R BL5 / US72650RBL50

Joint Book-Running Managers:

J.P. Morgan Securities LLC

BNP Paribas Securities Corp.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Wells Fargo Securities, LLC

BBVA Securities, LLC

DNB Markets, Inc.

SMBC Nikko Securities America, Inc.

Co-Managers:	CIBC World Markets Corp. Fifth Third Securities, Inc. ING Financial Markets LLC PNC Capital Markets LLC Regions Securities LLC U.S. Bancorp Investments, Inc.

*                                         Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

Delivery of the notes is expected to be made against payment therefor on or about November 22, 2016, which is the 5th business day following the date of pricing of the notes (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

The issuers have filed a registration statement (including a base prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuers’ prospectus in that registration statement and any other documents the issuers have filed with the SEC for more complete information about the issuers and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, BNP Paribas Securities Corp. toll-free at 1-800-854-5674, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

II-2

SCHEDULE III

Material Subsidiaries

Plains Marketing, L.P.

Plains Pipeline, L.P.

Pacific Pipeline System LLC

Plains Products Terminals LLC

Plains Midstream Canada ULC

Plains South Texas Gathering LLC

Plains West Coast Terminals LLC

Rocky Mountain Pipeline System LLC

Pine Prairie Energy Center, LLC

SG Resources Mississippi LLC

Plains LPG Services LP

III-1

SCHEDULE IV

Domestic Subsidiaries

Plains Marketing, L.P.

Plains Pipeline, L.P.

Pacific Pipeline System LLC

Plains Products Terminals LLC

Plains South Texas Gathering LLC

Plains West Coast Terminals LLC

Rocky Mountain Pipeline System LLC

Pine Prairie Energy Center, LLC

SG Resources Mississippi LLC

Plains LPG Services LP

IV-1

EXHIBIT A

Entity	Jurisdiction in which registered or qualified
Plains All American Pipeline, L.P.	Texas

PAA Finance Corp.	Texas

PAA GP LLC	Texas

Plains AAP, L.P.	Texas

Plains All American GP LLC	California, Illinois, Louisiana, Oklahoma, Texas

Plains GP Holdings, L.P.	Texas

PAA GP Holdings LLC	Texas

Plains Marketing, L.P.	California, Illinois, Louisiana, Oklahoma

Plains Pipeline, L.P.	California, Illinois, Louisiana, Oklahoma

Plains Products Terminals LLC	California

Plains Midstream Canada ULC	Alberta, Manitoba, New Brunswick, Nova Scotia, Ontario, Quebec, Saskatchewan

Plains South Texas Gathering LLC	Oklahoma

Pacific Pipeline System LLC	California

Plains West Coast Terminals LLC	California

Rocky Mountain Pipeline System LLC	Utah

Pine Prairie Energy Center, LLC	Louisiana

SG Resources Mississippi LLC	Alabama, Mississippi

Plains LPG Services LP	California, Illinois, Oklahoma

A-1

EXHIBIT B

CHIEF FINANCIAL OFFICER’S CERTIFICATE

November 15, 2016

The undersigned, in his capacity as the Chief Financial Officer of Plains All American GP LLC, a Delaware limited liability company, which is the general partner of Plains AAP, L.P., a Delaware limited liability partnership, which is the sole member of PAA GP LLC, a Delaware limited liability company, which is the general partner of Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), does hereby certify that he is familiar with the accounting, operations and record systems of the Partnership and that, to his knowledge after reasonable investigation, there has not been any material adverse change in the financial position, results of operations, cash flows or working capital of the Partnership since September 30, 2016. In addition, as of the date of this certificate, the total debt of the Partnership is approximately $11.9 billion.

Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement dated as of the date hereof by and among the Partnership, PAA Finance Corp. and .P. Morgan Securities LLC, BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as the representatives of the several Underwriters.

This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Partnership in connection with the offering of the Notes covered by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, the undersigned has hereunto affixed his signature as of the date first written above.

Al Swanson
Executive Vice President and
Chief Financial Officer

B-2